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For immediate release

Zurich, Switzerland, June 8, 2001. Carrier 1 International S.A. (Neuer Markt:
CJN;NASDAQ:CONE), a leading European provider of end to end Internet, voice, bandwidth, data-centre and access solutions, will host its First Annual Investor Meeting in London at 14:00 on June 12, 2001. This meeting will follow the Company's formal annual meeting of shareholders which will be held earlier in the day in Luxembourg.

Mr. Victor Pelson, Chairman of the Board, Mr. Stig Johansson, President and CEO and Mr. Alex Schmid, CFO, will address the audience and this will be simultaneously webcast on the company's web site, www.carrier1.com starting at 14:00 UK time and 9:00 US Eastern Time. If you would like to attend the call please download Windows Media Player(TM) or Real Player(TM) in advance. The webcast will be archived for one month from June 13, 2001.

FOR MEDIA AND INVESTOR INFORMATION, PLEASE CONTACT:

Nicole Blanchard
Carrier1
Vice President, Corporate Communications and Investor Relations nicole.blanchard@carrier1.com
Tel: +41 1 297 2605
Tel (mobile): +41 79 503 1579

Helene Baril
Carrier1
Director, Investor Relations
helene.baril@carrier1.com
Tel: +41 1 297 2615
Tel (mobile): +41 79 617 4292

U.S. MEDIA PLEASE CONTACT: George Sopko or Michael Kassin at Stanton Crenshaw Communications, Tel: 212-780-1900 (george@stanton-crenshaw.com or mkassin@stanton-crenshaw.com)

References to our website are not intended to create an active link.